U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2011

ADA-ES, INC.

(Name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

8100 SouthPark Way, Unit B, Littleton, Colorado 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:    (303)734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Line of Credit for Clean Coal Solutions, LLC

On September 9, 2011, Clean Coal Solutions, LLC, a subsidiary in which we now own a 42.5% interest (“Clean Coal”), entered into an amendment (the “Omnibus Amendment and Reaffirmation Agreement”) to its existing Credit Agreement, together with amendments to various related agreements (hereafter collectively the “Line of Credit”) with a bank, pursuant to which the maximum amount Clean Coal can borrow under the Line of Credit was increased from $10 million to $15 million. Borrowings under the Line of Credit are secured by substantially all assets of Clean Coal (including a specific pledge of the interests it owns in subsidiaries that constitute material subsidiaries). The Line of Credit is available until March 30, 2013 and requires quarterly interest payments, with all amounts borrowed under the Line of Credit to be repaid by no later than March 30, 2013. Borrowings under the Line of Credit bear interest at the higher of the “Prime Rate” (as defined in the credit agreement) plus one percent (1%) or 5% per annum. As of September 12, 2011, the outstanding balance on the Line of Credit was $9.4 million and the effective interest rate was 5% per annum. Borrowings under the line of credit are subject to certain financial covenants applicable to Clean Coal.

The information contained in this report is a summary of the terms of the Omnibus Amendment and Reaffirmation Agreement, and reference is made to that agreement for the complete terms thereof. In accordance with the regulations of the United States Securities and Exchange Commission, we will file a copy of the Omnibus Amendment and Reaffirmation Agreement with our Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2011.

Amendment to Operating Agreement for Clean Coal Solutions, LLC

Effective as of September 9, 2011, we, NexGen Refined Coal, LLC (“NexGen”) and GSFS Investments I Corp. (“GSFS”) entered into a First Amendment to Second Amended and Restated Operating Agreement of Clean Coal Solutions, LLC, together with certain related agreements, pursuant to which we and NexGen each transferred our 2.5% member interests in each of Clean Coal’s subsidiaries back to Clean Coal in return for an increase in our interest in Clean Coal to 42.5% from 42.1%. GSFS’ interest in Clean Coal was decreased to 15% from 15.8%. This restructuring of ownership interests did not change the financial relationships of the parties, and will result in simplified financial and accounting procedures.

Item 7.01	Regulation FD Disclosure

On September 7, 2011, we issued a press release regarding recent developments concerning Clean Coal and its refined coal business and announcing our participation in two investor conferences. A copy of the press release is furnished as an exhibit to this report.

Item 8.01	Other Events

We are filing as Exhibit 4.12 hereto a copy of the Stockholder Agreement dated July 7, 2003, between ADA-ES, Inc. and Arch Coal, Inc. This agreement includes a provision that entitles Arch Coal to appoint a director to our Board of Directors for so long as Arch Coal owns greater than 100,000 shares of our common stock, which is currently the case.

We are also filing as Exhibit 4.13 hereto a copy of the original Credit Agreement entered into as of March, 30, 2011, by and between Clean Coal and CoBiz Bank (Colorado Business Bank in the State of Colorado), which was originally filed as Exhibit 10.83 to our Quarterly Report on Form 10-Q for the Quarter ended March 31, 2011. We are refiling it herewith (by incorporation by reference to the original filing) to designate it as an exhibit filed pursuant to paragraph (b)(4) of Regulation S-K, Item 601.

Item 9.01.	Financial Statements and Exhibits

(d)	The following items are filed as exhibits to this report:

4.12 Stockholder Agreement dated July 7, 2003, between ADA-ES, Inc. and Arch Coal, Inc.

4.13 Credit Agreement by and between Clean Coal Solutions, LLC and CoBiz Bank (Colorado Business Bank in the State of Colorado) dated as of March 30, 2011 (1)

The following item is furnished as an exhibit to this report:

99.1 Press Release, entitled “ADA-ES Provides Update On Progress With Refined Coal Activities,” dated September 7, 2011.

(1) Incorporated by reference to Exhibit 10.83, as filed with Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2011 (filed May 13, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2011

ADA-ES, Inc. Registrant

/s/ Mark H. McKinnies
Mark H. McKinnies
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.12	Stockholder Agreement dated July 7, 2003, between ADA-ES, Inc. and Arch Coal, Inc.

4.13	Credit Agreement by and between Clean Coal Solutions, LLC and CoBiz Bank (Colorado Business Bank in the State of Colorado) dated as of March 30, 2011 (1)

99.1	Press Release dated September 7, 2011

(1) Incorporated by reference to Exhibit 10.83, as filed with Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2011 (filed May 13, 2011)

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